TOKHEIM CORPORATION

                         Fort Wayne, Indiana

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                      To Be Held April 28, 1999


   TO THE SHAREHOLDERS OF TOKHEIM CORPORATION:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Tokheim Corporation, an Indiana corporation, will be held at the Tokheim Athletic Association Clubhouse at 1602 Wabash Avenue, Fort Wayne, Indiana 46803, on Wednesday, April 28, 1999, at 9:30 a.m., Eastern Standard Time, for the following purposes:

         1. To elect four directors for three-year terms.

         2. To consider and act upon a proposal recommended by the Board of Directors to elect PricewaterhouseCoopers LLP as the independent auditors for the 1999 fiscal year.

         3. To transact any other business that may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on February 26, 1999, as the Record Date for the determination of shareholders entitled to notice of and to vote at the meeting.

      The Annual Report of the Company for the fiscal year ended November 30, 1998, including financial statements, has been mailed to all shareholders, and your Board of Directors urges you to read it.

                                  By Order of the Board of Directors,

                                          / s /  Norman L. Roelke

   March 30, 1999                       Norman L. Roelke, Secretary




                        YOUR VOTE IS IMPORTANT

            The Board of Directors considers the vote of each shareholder important, whatever the number of shares held. If you are unable to attend the meeting in person, please date, sign, and return your proxy in the enclosed envelope at your earliest convenience. The prompt return of your proxy will save expense to your Company.


   THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND PROMPT RETURN OF THE
                            ACCOMPANYING PROXY.




                            TOKHEIM CORPORATION

                              PROXY STATEMENT

      The enclosed proxy is solicited by the Board of Directors of Tokheim Corporation ("the Company") for use at the Annual Meeting of Shareholders to be held April 28, 1999, at 9:30 a.m., Eastern Standard Time, and any adjournments thereof. It is expected that the solicitation will be primarily by mail. Proxies may also be solicited by directors, officers, or other employees of the Company in person or by telephone. The Company will bear the cost of any solicitation.

      The Company's mailing address is P.O. Box 360, Fort Wayne, IN 46801. The Annual Meeting of Shareholders will be held at the Tokheim Athletic Association Clubhouse at 1602 Wabash Avenue, Fort Wayne, Indiana 46803. This Proxy Statement, proxy, along with the Company's Annual Report to Shareholders, are first being mailed to shareholders on March 30, 1999.

      Shareholders of record at the close of business on February 26, 1999, are entitled to notice of and to vote at the meeting. On that date, there were 12,696,093 shares of Common Stock outstanding, each share entitled to one vote, and 771,479 shares of Convertible Preferred Stock, each share entitled to one vote. Shareholders do not have cumulative voting rights with respect to the election of directors.

      When the enclosed proxy is properly executed and returned, the shares it represents will be voted at the meeting. Any shareholder giving a proxy may revoke it at any time before it is voted by filing written notice of revocation with the Secretary of the Company before the meeting, by submitting a subsequent valid proxy, or by attending the meeting.

      The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are more fully discussed below. All shares represented by proxies, which are returned properly signed, will be voted as specified on the proxy. If choices are not specified on the proxy, the shares will be voted as recommended by the Board. The Company's By-Laws require that the holders of a majority of the total numbers of shares issued and outstanding be represented in person or by proxy for business to be transacted at the meeting. Abstention and broker non-votes will be counted in determining whether a quorum exists.

                           ELECTION OF DIRECTORS

      The Articles of Incorporation of the Company provide that there shall be three groups of directors, each group being elected for a three-year term. Four directors are to be elected at the 1999 Annual Meeting, three directors at the 2000 Annual Meeting, and three directors at the 2001 Annual Meeting. Subject to the right of shareholders to withhold authority to vote for the election of directors, the persons named in the enclosed proxy have indicated they intend to vote for the election as directors the nominees listed below. The Board of Directors has no reason to believe that any of the nominees will be unable to serve, but in the event that any nominee(s) is not available, the persons named in the proxy will vote for substitute nominee(s) designated by the Board of Directors.

      All of the nominees to be elected at the 1999 Annual Meeting have been serving as directors and were elected by vote of the shareholders. The Board of Directors previously had a policy that no director could be elected to serve after reaching their 70th birthday. At the Board of Directors meeting on February 3, 1999, the directors changed that policy to allow directors to serve until the age of 75. Walter S. Ainsworth is being nominated to serve a three-year term. Information as to the nominees and each of the current directors whose term continues after the Annual Meeting follows:

NOMINEES FOR ELECTION TO SERVE UNTIL THE 2002 ANNUAL MEETING

                                                              COMMON SHARES
  PRINCIPAL OCCUPATION                                         BENEFICIALLY
    OR EMPLOYMENT AND                             DIRECTOR      OWNED AS OF
      DIRECTORSHIPS                         AGE    SINCE     FEBRUARY 26,1999
  --------------------                      ---   --------   ----------------

WALTER S. AINSWORTH......................   70      1992          6,414
Former President and Chief Executive
Officer, from 1979 to 1992, of Phelps
Dodge Magnet Wire Company, an
international producer of magnet wire.
He was Senior Vice President of Phelps
Dodge Corp. from 1985 to 1992.

GERALD H. FRIELING, JR. .................   68      1989          8,400
Vice Chairman of the Board of the
Company since 1996. Former Chairman of
the Board from 1991 to 1996.  He was
Chief Executive Officer from 1991 to
1992.  Previously, he was Chairman of
the Board, President and Chief
Executive Officer of National-Standard,
a diversified manufacturer of specialty
wire, metal products, and machinery. He is also a director of CTS Corporation.

DR. WINFRED M. PHILLIPS..................   58      1986          5,600
Dean, College of Engineering, and
Associate Vice President, Engineering
and Industrial Experiment Station of
the University of Florida.

IAN M. ROLLAND...........................   65      1981          6,125
Former Chairman and Chief Executive
Officer, from 1992 to 1998, of Lincoln
National Corporation, which provides
life insurance and annuities, property-
casualty insurance and related
services through its subsidiary
companies.  Prior to 1992, he was
President and CEO of Lincoln National
Corporation.  He is also a director of
Lincoln National Corporation, NIPSCO
Industries, Inc., and Wells Fargo.

      The affirmative vote of the holders of a plurality of the shares represented and entitled to vote at the meeting is required for the election of directors.

                     THE BOARD OF DIRECTORS RECOMMENDS
               A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE


DIRECTORS WHOSE TERMS EXPIRE AT THE 2000 ANNUAL MEETING

                                                              COMMON SHARES
  PRINCIPAL OCCUPATION                                         BENEFICIALLY
    OR EMPLOYMENT AND                             DIRECTOR     OWNED AS OF
      DIRECTORSHIPS                         AGE    SINCE     FEBRUARY 26,1999
  --------------------                      ---   --------   ----------------
ROBERT M. AKIN, III......................   63      1993          8,800
Former President and Chief Executive
Officer, from 1971 to 1995, of Hudson
International Conductors, a subsidiary
of Phelps Dodge Corp., a manufacturer
of specialty wire products.

JAMES K. BAKER...........................   67      1993          3,600
Former Vice Chairman of the Board of
Arvin Industries, Inc., a global
manufacturer of automotive products,
from 1996 to 1998.  He was Chairman of
the Board of Arvin Industries, Inc.,
from 1993 to 1996.  Prior to 1993, he
was Chairman and CEO of Arvin
Industries, Inc.  He is also a director
of Amcast Industrial Corp., The GEON
Company, and CINergy Corp.

RICHARD W. HANSEN........................   61      1995          27,400
Former Chairman, President and Chief
Executive Officer, from 1977 to 1996,
of Furnas Electric Company, a leading
manufacturer of industrial electrical
and electronic motor control products.


DIRECTORS WHOSE TERMS EXPIRE AT THE 2001 ANNUAL MEETING

                                                             COMMON SHARES
  PRINCIPAL OCCUPATION                                        BENEFICIALLY
    OR EMPLOYMENT AND                             DIRECTOR     OWNED AS OF
      DIRECTORSHIPS                         AGE     SINCE    FEBRUARY 26,1999
  --------------------                      ---   --------   ----------------
B. D. COOPER.............................   56      1993          3,800
Chairman of the Board of P.E.S. Inc.,
which sells and distributes petroleum
equipment to the petroleum industry. He has also served as President of P.E.S.
Inc.  He is also a director of Delhi
Bancshares and Chairman of the Board of
Heritage Banks.

LEO J. HAWK..............................   66      1998          8,000
Chairman of the Board, since 1992, of
Superior Metal Products, Inc., which
manufactures functional and decorative
hardware for major appliance, office
furniture, and automotive industries.
Prior to 1992, he was President and
CEO of Superior Metal Products, Inc.

DOUGLAS K. PINNER........................   58      1992          83,339
President and Chief Executive Officer
of the Company since 1992 and Chairman
of the Board since 1996. Prior to 1992, he was President of Slater Steels Fort
Wayne Specialty Alloys, a wholly-owned
subsidiary of Slater Industrial of
Toronto, which manufactures stainless
steel bar.


BOARD OF DIRECTORS AND BOARD COMMITTEES

      The Company's Board of Directors held sixteen meetings during the past fiscal year. The Board of Directors has established the following
Committees: Audit, Compensation, Executive, and Technical. Members normally serve on a Committee for a three-year period. Each director, with the exception of Leo J. Hawk, attended 75% or more of the aggregate number of meetings of the Board of Directors and meetings of Committees on which such director served during the past fiscal year. Mr. Hawk, unable to attend several meetings because of other business commitments, did attend 67% of the scheduled meetings.

      AUDIT COMMITTEE. The Audit Committee, which consists of four non-employee directors, met seven times during the past fiscal year. The Committee arranges the details of the annual audit of the Company and recommends to the Board of Directors independent auditors to be presented for consideration by the shareholders. In addition, the Committee meets periodically with members of Internal Audit and independent auditors to review (1) internal audits of a significant nature, (2) external scope in planning, and (3) management letters and significant items covered therein. The following directors currently comprise the Audit Committee: B. D. Cooper; Gerald H. Frieling, Jr.; Winfred M. Phillips; and Ian M. Rolland.

      COMPENSATION COMMITTEE. The Compensation Committee, which consists of four non-employee directors, met three times during the past fiscal year. The Committee makes recommendations to the Board of Directors concerning officers' salaries and other compensation and is responsible for reviewing compensation for directors. The following directors currently comprise the Compensation Committee: Walter S. Ainsworth; James K. Baker; B. D. Cooper; and Richard W. Hansen.

      EXECUTIVE COMMITTEE. The Executive Committee, which consists of four non-employee directors, met two times during the past fiscal year. The Committee reviews strategic plans of the Company and lends other assistance to the President and Chief Executive Officer as required. In addition, the Committee serves as a nominating committee for prospective directors. The Committee will consider candidates recommended by shareholders for nomination to the Board of Directors. Recommendations may be submitted in writing to the Executive Committee at the Company's mailing address. The following directors currently comprise the Executive Committee: Walter S. Ainsworth; James K. Baker; B. D. Cooper; and Gerald H. Frieling, Jr.

      TECHNICAL COMMITTEE. The Technical Committee, which consists of five non-employee directors, met four times during the past fiscal year. The Committee reviews strategic technical plans of the Company and reviews software and hardware approaches used by the Company as required. The following directors currently comprise the Technical Committee: Robert M. Akin, III; B. D. Cooper; Richard W. Hansen; Leo J. Hawk; and Winfred M. Phillips.


EXECUTIVE COMPENSATION

      The following tables set forth various aspects of executive compensation paid by the Company for services over the past three fiscal years to the Company's Chief Executive Officer and each of the four most highly compensated executive officers.

                                                          SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                           ANNUAL COMPENSATION                            COMPENSATION  AWARDS
                               ------------------------------------------      --------------------------------------------
                                                                                                 OTHER
                                                                 ANNUAL                        SECURITIES          ALL
                                                                 COMPEN-       RESTRICTED      UNDERLYING        OTHER
     NAME AND                           SALARY       BONUS       SATION          STOCK          OPTIONS/        COMPENSA-
  PRINCIPAL POSITION           YEAR       ($)         ($)         ($)           AWARDS($)        SARS(#         TION ($)(1)
  ------------------           ----    --------    --------    -----------     -----------     -----------    -------------
Douglas K. Pinner              1998    $401,083    $300,000    $ 85,445(2)     $   --              --          $ 84,015(4)
Chairman, President, and       1997     373,333     190,000       4,763(2)      462,500(3)      105,000          67,705
Chief Executive Officer        1996     297,917     120,000       2,893(2)         --              --            33,378

John A. Negovetich             1998    $238,233    $120,000    $ 24,807(5)     $   --              --          $ 34,949(7)
Executive Vice President,      1997     210,000      84,000      11,603(5)      138,750(6)       30,000          20,866
Finance & Administration       1996     177,690      60,000      58,486(5)         --              --             7,543
and Chief Financial Officer

Jacques St-Denis               1998    $235,317    $120,000    $ 23,658(8)     $   --              --          $ 18,257(10)
Executive Vice President,      1997     175,000      70,000      39,589(8)      138,750(9)       50,000          14,323
Operations                     1996     148,750      30,000      45,426(8)         --              --            10,211

Norman L. Roelke               1998    $154,583    $ 50,000    $  8,407(11)    $   --              --          $ 23,125(13)
Vice President, Secretary,     1997     139,167      45,000         942(11)      46,250(12)      20,000          19,234
and General Counsel

Scott A. Swogger               1998    $159,305    $ 50,000    $    490(14)    $   --              --          $ 12,493(15)
President, Tokheim U.S.        1997     119,961      25,000         443(14)        --            18,000          10,636


   1) In accordance with the rules of the Securities and Exchange Commission, a description of the amounts related to fiscal years 1997 and 1996 has not been included. The Company provides the named executive officers with certain group life, health, medical, and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to the Securities and Exchange Commission's rules.

   2) Represents taxes paid on Mr. Pinner's behalf of $79,549; and value of Company provided car of $5,896 in 1998; and taxes paid on Mr. Pinner's behalf in 1997 and 1996.

   3) Represents restricted stock award grant of 25,000 shares at closing market price of $18.50 on date of grant.

   4) Includes Company contributions to the Retirement Savings Plan of $8,800; term life insurance premiums of $10,155; and $65,060 estimated present value of cash surrender value for 1998 to be received in future years.

   5) Represents taxes paid on Mr. Negovetich's behalf of $24,476; and reimbursement for computer of $332 in 1998. Represents taxes paid on Mr. Negovetich's behalf in 1997. In 1996, the amount represents a signing bonus of $20,000; relocation reimbursements of $29,451; and taxes of $9,035 paid on Mr. Negovetich's behalf.

   6) Represents restricted stock award grant of 7,500 shares at closing market price of $18.50 on date of grant.

   7) Includes Company contributions to the Retirement Savings Plan of $8,800; term life insurance premiums of $4,241; and $21,907 estimated present value of cash surrender value for 1998 to be received in future years.

   8) Represents taxes paid on Mr. St-Denis' behalf of $23,090; and reimbursement for computer of $568 in 1998. Represents taxes paid on Mr. St-Denis' behalf of $728; foreign service pay of $36,692; and $2,169 in spousal travel in 1997. In 1996, the amount represents a foreign service assignment bonus of $45,000 and taxes of $426 paid on Mr. St-Denis' behalf.

   9) Represents restricted stock award grant of 7,500 shares at closing market price of $18.50 on date of grant.

   10) Includes Company contributions to the Retirement Savings Plan of $8,800; term life insurance premiums of $1,533; and $7,924 estimated present value of cash surrender value to be received in future years for 1998.

   11) Represents taxes paid on Mr. Roelke's behalf in 1998 and 1997.

   12) Represents restricted stock award grant of 2,500 shares at closing market price of $18.50 on date of grant.

   13) Includes Company contributions to the Retirement Savings Plan of $8,800; term life insurance premiums of $2,080; and $12,245 estimated present value of cash surrender value for 1998 to be received in future years.

   14) Represents taxes paid on Mr. Swogger's behalf in 1998 and 1997.

   15) Includes Company contributions to the Retirement Savings Plan of $8,800; term life insurance premiums of $957; and $2,736 estimated present value of cash surrender value for 1998 to be received in future years.

      There were no stock awards or stock options exercised in 1998.


      The following table sets forth information regarding stock options exercised during fiscal year 1998 and unexercised options held as of the end of fiscal year 1998 and valued as of the Record Date.


              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTIONS/SAR VALUES


                                              Securities         Value of
                                              Underlying        Unexercised
                                              Unexercised       In-The-Money
                                             Options/SARs       Options/SARs
                    Shares                    at Fiscal          at Fiscal
                   Acquired      Value       Year-End (#)       Year-End ($)
                  on Exercise   Realized    Exercisable(E)    Exercisable(E)/
     Name             (#)          ($)     Unexercisable(U)   Unexercisable(U)

Douglas K. Pinner      -0-          -0-        26,250(E)             -0-(E)
                                               78,750(U)             -0-(U)

John A. Negovetich     -0-          -0-        22,500(E)         $11,250(E)
                                               37,500(U)         $11,250(U)

Jacques St-Denis       -0-          -0-        20,000(E)             -0-(E)
                                               32,500(U)             -0-(U)

Norman L. Roelke       -0-          -0-       22,000(E)              -0-(E)
                                              15,000(U)              -0-(U)

Scott A. Swogger       -0-          -0-        7,750(E)          $ 1,825(E)
                                              17,750(U)          $ 3,750(U)


                         COMPENSATION OF DIRECTORS


      During fiscal year 1998, non-employee directors of the Company received a quarterly retainer of $2,400; $800 for each meeting of the Board or a Committee of the Board attended in person; $400 for each Board or Committee meeting attended telephonically. Also, each non-employee director of the Company was granted 1,000 shares of treasury stock in lieu of a pay increase. In addition, Gerald H. Frieling, Jr., received $10,000 each quarter as compensation for his services as Vice Chairman of the Board. Directors may, by written agreement with the Company, defer payment of compensation until they cease to be members of the Board or reach age 75, whichever is later. Directors who are officers or employees of the Company receive no additional compensation for their services as directors.


          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING CONFERENCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such furnished to the Company and written representations from the Company's executive officers and directors, all reports were filed on a timely basis.


          EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

      The Company has entered into employment agreements with each of its executive officers, including its Chief Executive Officer. These agreements provide for basic terms of compensation for these officers, as well as identifying existing benefit programs extended by the Company. These agreements also restrict the officers from competition with the Company under certain circumstances and prohibit disclosure of confidential information. In addition, the agreements provide for termination benefits in the event of change in control of the Company, as defined in the agreements themselves. These benefits essentially provide for continuing salary and fringe benefits for a period of time in the event termination of employment occurs within 12 months from the date of change in control. Mr. Pinner's agreement provides for these benefits over a period of 36 months, while the executive officer agreements provide for these benefits over a 24-month period. These provisions are intended to keep the Company competitive in its recruitment and retention of management personnel. Based upon the level of current compensation of the named executive officers, as well as the Chief Executive Officer, payments under these provisions would exceed $100,000.


                            REPRICING OF OPTIONS

      The Company has adopted a policy prohibiting the reissue or repricing of any options granted under the Stock Incentive Plan.


                       COMPENSATION COMMITTEE REPORT

OVERVIEW

      The Compensation Committee of the Board of Directors (the "Committee") is responsible for the approval and administration of compensation programs relating to the pay of all executive officers and selected key management employees. It is the objective of the Committee to ensure the Company's ability to attract and retain the highest caliber executives by providing adequate and appropriate compensation programs for attainment of superior financial results, which ultimately benefit the shareholders, customers, employees, and communities in which the Company operates. The Committee approves all compensation involving the executive officers, all incentive stock awards, and periodically reviews compensation for other key management employees.

SALARIES

      To attract and retain the most capable executives, it is the responsibility of the Compensation Committee to design a compensation program that is competitive with similar manufacturing companies. The Committee studied various analyses of salary ranges for equivalent positions within a suitable Peer Group. The Peer Group consisted of many approximate-sized companies, including those with the industrial classifications for pump dispensing equipment. The Committee policy is to have executive officers' base salaries at least within the first quartile of the objectively established ranges for officers' salaries of like manufacturing companies.

      The President and Chief Executive Officer's salary is established by the Committee and approved by the Board of Directors. The President and Chief Executive Officer submits the recommended remuneration for the executive officers, operating under his control, to the Committee for approval. Based on improved operating earnings, increased sales, increased responsibilities as a result of the acquisition of Sofitam, and an effort by the Committee to move the President and Chief Executive Officer's salary to the mid-range for presidents and chief executive officers of like manufacturing companies, Mr. Pinner's base salary for 1998 was increased 9%. When approving the compensation for all executive officers, the Committee utilized the same factors and criteria for determining Mr. Pinner's salary.


STOCK INCENTIVE PLAN

      To further encourage superior financial results, the Company implemented a Stock Incentive Program which was approved by the shareholders at the 1993 Annual Shareholders Meeting and subsequently amended at the 1997 Annual Shareholders Meeting to provide additional shares for stock awards. The purpose of this program is to promote the long-term financial performance of the Company by distributing stock incentive awards to key management for attaining corporate and individual objectives. The options granted under this program are vested over a number of years to encourage the financial growth of the Company, plus the retainment of key personnel.


CASH BONUSES

      Also, to promote superior financial results, the Committee has adopted and is responsible for administering a Key Management Incentive Bonus Plan. This plan is designed to encourage sustained progress and growth of the Company coupled with financial results for the benefit of its shareholders. The bonuses under this plan are based on the attainment of corporate objectives and for individual performance during the fiscal year as stated in the Company's Business Plan and approved by the Board of Directors. Mr. Pinner received a cash bonus of $300,000, which included a one-time special bonus of $150,000 for directing and accomplishing the RPS acquisition; and Mr. Negovetich, Mr. St-Denis, and Mr. Roelke received cash bonuses of $120,000, $120,000, and $50,000, respectively. Included in the bonus amounts for Mr. Negovetich and Mr. St-Denis was a one-time special bonus of $60,000 each for the RPS acquisition. Mr. Roelke's bonus amount included $15,000 for a one-time special bonus for the RPS acquisition.


COMMITTEE COMPOSITION

      This Report is submitted by the Compensation Committee of the Board of Directors, which is comprised of Walter S. Ainsworth, Chairman; James K. Baker; B. D. Cooper; and Richard W. Hansen.


                                          Walter S. Ainsworth, Chairman
                                          James K. Baker
                                          B. D. Cooper
                                          Richard W. Hansen



                             PERFORMANCE GRAPH

      The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on Common Stock for the last five fiscal years with the cumulative return Russell 2000 Index and Peer
Group:


              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
          TOKHEIM CORPORATION, RUSSELL 2000 INDEX, AND PEER GROUP
                   (PERFORMANCE RESULTS THROUGH 11/30/98)


                      [PERFORMANCE GRAPH WAS OMITTED]


                        1993     1994      1995      1996      1997      1998
                       -------------------------------------------------------
TOKHEIM CORPORATION    100.00    73.63     58.24     79.12    165.39     75.82
Russell 2000 Index     100.00    98.89    126.85    147.73    182.06    169.96
Peer Group             100.00    97.50    143.75    189.36    273.71    170.90


Assumes $100 invested at the close of trading on 11/93 in Tokheim
Corporation common stock, Russell 2000 Index, and Peer Group.

* Cumulative total return assumes reinvestment of dividends.

                                                Source:  Value Line, Inc.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.


     STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER BENEFICIAL OWNERS

                            MANAGEMENT OWNERSHIP

   The following table sets forth, as of the Record Date, the number of shares beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission) by each director of the Company, each of the executive officers named in the Summary Compensation Table, included elsewhere herein, and the current directors and executive officers of the Company as a group. All references are to Common Stock unless otherwise noted:

                            AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                             COMMON     PREFERRED   EXERCISABLE
                             COMMON         STOCK IN    STOCK IN       STOCK       PERCENT
          NAME                STOCK          THE RSP     THE RSP       OPTIONS     OF CLASS
          ----               ------         --------    ---------   -----------    --------
Walter S. Ainsworth.......     6,414(1)         --          --           *             *
Robert M. Akin, III.......     8,800            --          --           *             *
James K. Baker..........       3,600            --          --            --           *
B. D. Cooper..............     3,800(2)(3)      --          --            --           *
Gerald H. Frieling, Jr....     8,400            --          --            --           *
Richard W. Hansen.........    27,400            --          --            --           *
Leo J. Hawk...............     8,000            --          --            --           *
John A. Negovetich........    10,500           379         600        22,500           *
Winfred M. Phillips.......     5,600            --          --            --           *
Douglas K. Pinner.........    79,034         4,305       1,940        26,250           *
Norman L. Roelke..........     5,464           728       2,780        22,000           *
Ian M. Rolland............     6,125            --          --            --           *
Jacques St-Denis..........    11,897           424       1,733        20,000           *
Scott A. Swogger..........        --           323       1,254         7,750           *
Executive Officers and
  Directors as a Group
  (14 persons)............   185,034         6,159       8,307        98,500         2.3

   *Represents less than 1% of the Company's outstanding Common Stock.

(1) In addition, Catherine Ainsworth, Mr. Ainsworth's wife, owns 478 shares, with respect to which Mr. Ainsworth disclaims any beneficial interest.

(2) In addition, Barbara Cooper, Mr. Cooper's wife, owns 1,000 shares, with respect to which Mr. Cooper disclaims any beneficial interest.

(3) In addition, P.E.S. Inc. Pension Plan owns 2,000 shares. Mr. Cooper is a participant and trustee of the Plan.


                          OTHER BENEFICIAL OWNERS

      The following table sets forth the number of shares of Common Stock beneficially owned by the only persons known to the Company to own more than 5% of the outstanding shares of Common Stock and the holder of the Company's Convertible Preferred Stock:

  NAME OF INDIVIDUAL       AMOUNT AND NATURE OF      CLASS OF     PERCENT OF
  OR IDENTITY OF GROUP     BENEFICIAL OWNERSHIP       SHARES        SHARES
  --------------------     --------------------      --------     ----------
National City Bank
fka Fort Wayne National
  Bank                                              Convertible
110 West Berry Street                               Preferred
Fort Wayne, Indiana 468          771,479            Stock            100.0

Schlumberger Limited
42 rue St Dominique
75007 Paris, France            2,526,923            Common Stock      16.6

David L. Babson and
  Company, Inc.
One Memorial Drive
Suite 1100
Cambridge, Massachusett        1,481,100            Common Stock      11.9

Dresdner RCM Global
  Investors
Four Embarcadero Center
San Francisco, California      1,251,86             Common Stock       9.9

Dimensional Fund Advisors,
  Inc.
1299 Ocean Avenue
11th Floor
Santa Monica, California         718,700            Common Stock      5.7


(1) Represents shares of the Company's Preferred Stock held by the Trustee of the Retirement Savings Plan for Employees of Tokheim Corporation and Subsidiaries. Pursuant to this qualified plan, shares of Preferred Stock are to be allocated from time to time to the Company's employees, including its officers. It is not possible to predict the actual number of shares of Preferred Stock which will be allocated to officers in the future. Allocated shares are voted by the participants, including officers, to whom they are allocated. Unallocated shares are voted by the Trustee in proportion to the vote by participants with respect to allocated shares.

(2) Represents shares for which the Schlumberger Warrants are exercisable.


                      ELECTION OF INDEPENDENT AUDITORS

      The Company By-Laws provide that independent auditors shall be elected each year at the Annual Meeting of Shareholders and that an Audit Committee, comprised only of non-employee directors, shall recommend independent auditors for consideration by the shareholders.

      The Audit Committee has recommended selection of PricewaterhouseCoopers LLP as independent auditors for fiscal year 1999. In accordance with that recommendation, the Board of Directors proposes adoption of the following resolution:

             RESOLVED, That PricewaterhouseCoopers LLP be and hereby is elected independent auditors to audit the accounts and records of the Company for fiscal year 1999, to report on the financial position of the Company, and to perform such other appropriate accounting services as may be required by the Board of Directors.

      Coopers & Lybrand L.L.P. (now known as PricewaterhouseCoopers LLP) has audited the accounts of the Company for many years. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and will be available to respond to appropriate questions from the shareholders or to make a statement, if so desired.

      The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting is required for the election of auditors.


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

      Proposals of shareholders intended to be presented at the next Annual Meeting must be received by the Secretary, Tokheim Corporation, P. O. Box 360, Fort Wayne, IN 46801, not less than 50 days nor more than 90 days prior to the 2000 Annual Meeting of the Shareholders. Shareholder proposals received by this deadline and complying with the Company's By-Laws and all other relevant proxy regulations will be included in the Company's Proxy Statement relating to the 2000 Annual Meeting.

OTHER BUSINESS

      The Board of Directors knows of no matters, other than those specified above, which are to be presented at the meeting. Should any other matters properly come before the meeting, or any adjournments thereof, the person or persons voting the proxies will vote them in accordance with their best judgment in the interest of the Company.

                                 By Order of the Board of Directors,

                                 /s/  Norman L. Roelke

                                 Norman L. Roelke, Secretary

   March 30, 1999





PROXY                         TOKHEIM CORPORATION                       PROXY
                 PROXY SOLICITED BY THE BOARD OF DIRECTORS6
           FOR THE ANNUAL MEETING OF SHAREHOLDERS, APRIL 28, 1999

        Robert M. Akin, III, and Richard W. Hansen, or either of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of common stock and convertible preferred stock of Tokheim Corporation held on record by the undersigned on February 26, 199 at the Annual Meeting of Shareholders to be held on April 28, 1999 at the Tokheim Athletic Association Clubhouse, 1602 Wabash Avenue, Fort Wayne, Indiana, at 9:30 a.m., and at any postponement or adjournment thereof. THIS PROXY WILL BE VOTED AS DIRECTED OR, IN THE ABSENCE OF SPECIFIC DIRECTIONS, SAID PROXY IS AUTHORIZED TO VOTE "FOR" ITEMS 1 AND 2.

  (  ) Check here for address change.           (  ) Check here if you plan
                                                     to attend the meeting.
New Address: __________________________
_______________________________________
_______________________________________

               (Continued and to be signed on reverse side.)

                            TOKHEIM CORPORATION
 PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY ( X )

                                         For   Withhold   For All
                                         All     All      Except
1.  Election of Directors -             (  )    (  )       (  )

    Nominees:  Walter S. Ainsworth,
    Gerald H. Frieling, Jr.,
    Winfred M. Phillips, and
    Ian M. Rolland
    _______________________________

                                             For     Against    Abstain
2.  To elect PricewaterhouseCoopers LLP      (  )      (  )      (  )
    as the independent auditors for the
    1999 fiscal year.

3.  To transact any other business that
    may properly come before the meeting.


                                            Dated:  ________________, 1999
                                      Signature(s) _______________________
                                      ____________________________________


Please sign exactly as your name appears. If acting as attorney, executor, trustee or in representative capacity, sign name and indicate title.

Please vote, sign, date, and return this proxy card promptly using the enclosed envelope.